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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            EMC INSURANCE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

(EMC GROUP INC. LETTERHEAD)

                                 April 18, 2005

Dear Stockholder:

     I am pleased to extend to you my personal invitation to attend the 2005 Annual Meeting of Stockholders of EMC Insurance Group Inc. on May 26, 2005, at 1:30 p.m., at the offices of Employers Mutual Casualty Company, 700 Walnut Street, Des Moines, Iowa 50309.

     The accompanying Notice of Annual Meeting and Proxy Statement contains a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's 2004 performance and its plans for 2005. Certain members of the Company's Board of Directors and Officers of the Company, as well as representatives of Ernst & Young LLP, the Company's independent auditors, will be available to answer questions you may have.

     While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure that your shares are represented. I urge you, therefore, to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                         Sincerely,

                                         /s/ Bruce G. Kelley
                                         Bruce G. Kelley
                                         President and CEO

                            EMC INSURANCE GROUP INC.

                                   NOTICE OF
                      2005 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 26, 2005

TO THE STOCKHOLDERS OF EMC INSURANCE GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of EMC Insurance Group Inc. (the "Company"), an Iowa corporation, will be held on Thursday, May 26, 2005 at 1:30 p.m. local time, at Employers Mutual Casualty Company's office, 700 Walnut Street, Des Moines, Iowa, for the following purposes:

     1. To elect a Board of Directors;

     2. To amend Employers Mutual Casualty Company's 2003 Incentive Stock Option Plan to increase the number of shares subject thereto;

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each share of the Company's common stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 6, 2005 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will not be closed.

     April 18, 2005

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      DONALD D. KLEMME, Secretary

PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                            EMC INSURANCE GROUP INC.
                              717 MULBERRY STREET
                             DES MOINES, IOWA 50309

                                PROXY STATEMENT
                      2005 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 2005

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EMC Insurance Group Inc. (the "Company") of proxies from the holders of the Company's $1.00 par value common stock (the "Common Stock") for use at the 2005 Annual Meeting of Stockholders to be held on May 26, 2005, and at any adjournment thereof (the "Annual Meeting").

     The Company's 2004 Annual Report to Stockholders was sent to the Company's stockholders on or about April 15, 2005. This proxy statement, along with the accompanying form of proxy, was sent to the Company's stockholders on or about April 18, 2005.

     The accompanying proxy may be revoked by the person giving it at any time before it is voted; such revocation may be accomplished by a letter, or by a properly signed proxy bearing a later date, filed with the Secretary of the Company prior to the Annual Meeting. If the person giving the proxy is present at the meeting and wishes to vote in person, he or she may withdraw his or her proxy at that time.

     The Company has borne all costs of solicitation of proxies. In addition to solicitation by mail, there may be incidental personal solicitations made by directors and officers of the Company, its parent, Employers Mutual Casualty Company ("Employers Mutual"), and their subsidiaries. The cost of solicitation, including payments to nominees who at the request of the Company mail such material to their customers, will be borne by the Company.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES NAMED HEREIN AND A VOTE "FOR" EACH OF THE OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

                               VOTING SECURITIES

     All stockholders of record of the Common Stock at the close of business on April 6, 2005 are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 6, 2005, there were 13,595,398 shares of outstanding Common Stock, each entitled to one vote per share on all matters to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. Shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the outstanding shares entitled to vote is represented at the Annual Meeting. If a quorum exists, directors will be elected by a majority of the votes cast by the shares entitled to vote in the election and action on other matters, including appointment of auditors, will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Votes withheld for any director, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as votes cast with respect to any matter submitted to the stockholders for a vote and will not affect the outcome of any matter.

                             ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, the stockholders will elect a board of eight directors to serve for terms extending until the 2006 Annual Meeting and until their respective successors are duly elected and qualified. Proxies in the accompanying form which are received by management of the Company in response to this solicitation will, unless contrary instructions are given therein, be voted in favor of the eight nominees for director listed in the table below. The Board of Directors of the Company has no reason to believe that any of such nominees may not be available to serve or will not serve as a director if elected; however, if any nominee is not so available at the time of the election, the proxies may be voted in the discretion of the persons named therein for the election of a substitute nominee.

     The table below contains certain information with respect to the Board of Directors' nominees for election as directors.

                                              DIRECTOR
NAME                                    AGE    SINCE           POSITION WITH THE COMPANY
----                                    ---   --------         -------------------------
Margaret A. Ball......................  67      2004     Director
George C. Carpenter III...............  77      1981     Director
David J. Fisher.......................  68      1985     Director
Bruce G. Kelley.......................  51      1991     President, Chief Executive Officer and
                                                         Director
George W. Kochheiser..................  79      1974     Chairman of the Board
Raymond A. Michel.....................  79      1981     Director
Fredrick A. Schiek....................  70      1994     Director
Joanne L. Stockdale...................  58      2004     Director

     Margaret A. Ball was Senior Vice President of Underwriting of the Company and of Employers Mutual from 1997 until her retirement on January 1, 2001. She was a Vice President of Employers Mutual from 1983 until 1997. Ms. Ball has served as a director of Hamilton Mutual Insurance Company, an affiliate of Employers Mutual, since 2002. Ms. Ball was employed by Employers Mutual from 1971 to 2001.

     George C. Carpenter III was Executive Director of Iowa Public Television from November 1985 until his retirement in 1993. Prior to that he served as Vice President of Palmer Communications and as Vice President and General Manager of WHO Broadcasting Company, a division of Palmer Communications. He was employed by WHO Broadcasting Company for 20 years.

     David J. Fisher has been Chairman of the Board and President of Onthank Company, a Des Moines based wholesale distributor of floor, window and wall covering products, since 1978 and has been employed by that firm since 1962.

     Bruce G. Kelley has been President and Chief Executive Officer of the Company and of Employers Mutual since 1992 and was Treasurer of Employers Mutual from 1996 until 2000, and of the Company from 1996 until 2001. He was President and Chief Operating Officer of the Company and of Employers Mutual from 1991 to 1992 and was Executive Vice President of both companies from 1989 to 1991. Mr. Kelley has been employed by Employers Mutual since 1985 and has been a director of that company since 1984.

     George W. Kochheiser has been Chairman of the Board of the Company since 1994, and was President and Chief Operating Officer of the Company and of Employers Mutual from 1982 until his retirement in 1991. Mr. Kochheiser also serves as a director of Employers Mutual and was an employee of that company from 1949 to 1991.

     Raymond A. Michel is a member of the Board of Directors of Koss Construction Company, a highway and airport construction firm, and was its Chairman and Chief Executive Officer from 1972 until his retirement in 1989. He has been affiliated with that company in one capacity or another since 1955.

     Fredrick A. Schiek was Executive Vice President and Chief Operating Officer of the Company and of Employers Mutual from 1992 until his retirement on March 1, 2001. He was Vice President of Employers Mutual from 1983 until 1992 and has served as a director of Employers Mutual since 1998. Mr. Schiek was employed by Employers Mutual from 1959 to 2001.

     Joanne L. Stockdale has been President/owner of Northern Iowa Die Casting, Inc. since 1983. Ms. Stockdale, who is a CPA, also serves on the Iowa Strategy 2010 Committee.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2004, the Board of Directors of the Company held four regular meetings and one special meeting. In 2004, each member of the Board of Directors attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which they served. All of the members of the Board of Directors attended the Company's 2004 annual meeting and the Company expects all of the members of the Board of Directors to attend this year's Annual Meeting. The Board has determined that Board members Ball, Carpenter, Fisher, Michel and Stockdale are independent directors as defined by the rules of the Nasdaq Stock Market.

     The Board of Directors of the Company has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Inter-Company Committee and the Nominating Committee. The Executive Committee members are Bruce G. Kelley, Fredrick A. Schiek and George W. Kochheiser. This Committee has authority to exercise all of the authority of the Board of Directors when the Board of Directors is not in session, with the exception of certain actions which, under Iowa law and the Company's By-laws, require action by the Board of Directors; these include amending the Company's Articles of Incorporation, declaring dividends, adopting a plan of merger or consolidation of the Company, appointing or removing executive officers, filling officer vacancies, approving or recommending to the Company's stockholders a voluntary dissolution or revocation of its Articles of Incorporation, or amending the Company's By-laws. The Executive Committee met one time during the year ended December 31, 2004.

     The members of the Audit Committee are George C. Carpenter III, David J. Fisher and Joanne L. Stockdale. Each member of the Audit Committee is "independent" under the standards established by the corporate governance rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Board of Directors has determined that Committee member Joanne
L. Stockdale qualifies and is designated as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. The functions performed by this Committee are detailed in the Audit Committee Charter, which is available on the Company's website at www.EMCInsurance.com. Their duties are to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. The Audit Committee met eight times during the year ended December 31, 2004.

     For 2004, Employers Mutual's Senior Executive Compensation and Stock Option Committee provided the function of administration of the compensation and benefits for all of the employees of Employers Mutual. The Senior Executive Compensation and Stock Option Committee of Employers Mutual met three times during the year ended December 31, 2004. The Board of Directors of the Company established its own Compensation Committee in July, 2004 with the responsibility for approving the compensation and benefit programs for the Company's Chief Executive Officer and other executives commencing in 2005. The Company's Compensation Committee members are Margaret A. Ball, George C. Carpenter III and Joanne L. Stockdale. In 2004, the Company's Compensation Committee held no meetings. The Company's Compensation Committee will provide its first report in the Company's 2006 proxy statement. The charter of the Compensation Committee is available on the Company's web site at www.EMCInsurance.com.

     The Inter-Company Committee was established by mutual agreement of the Boards of Directors of the Company and Employers Mutual. Each of the Company's representatives appointed to the Inter-Company Committee are required to be "independent" under the standards established by the rules of the Nasdaq Stock Market. The Company is represented on the Inter-Company Committee by George C. Carpenter III, David J. Fisher and Raymond A. Michel. Employers Mutual is represented on the Inter-Company Committee by three independent members of its Board of Directors. The primary responsibility of the Inter-Company Committee is to review any new material agreement or transaction (or material change to an existing agreement) between the two entities to ensure those transactions are fair and reasonable to the Company and its shareholders and to Employers Mutual and its policyholders. Approval of an agreement or transaction by the Inter-Company Committee requires a unanimous vote of all members of the Committee. The Inter-Company Committee met three times during the year ended December 31, 2004.

     The members of the Nominating Committee are George C. Carpenter III, David
J. Fisher and Raymond A. Michel. Each of these members are "independent" under the standards established by the rules of the Nasdaq Stock Market. The Nominating Committee ensures that the Board of Directors of the Company is appropriately constituted to meet its fiduciary obligations to stockholders. To accomplish this purpose, the Nominating Committee assists the Board of Directors in assessing its membership needs, identifies individuals qualified to become members of the Board of Directors and makes recommendations regarding potential director candidates to the Board of Directors. Criteria for the nomination of a director and the process of consideration of director candidates recommended by stockholders are set forth in the Nominating Committee Charter, which is located on the Company's web site at www.EMCInsurance.com. In considering a nominee for a position on the Company's Board of Directors, the Nominating Committee will seek to identify individuals who, in addition to having a reputation for integrity, honesty and adherence to high ethical standards, also have demonstrated business knowledge, experience and the ability to exercise sound judgment in matters related to current and long-term objectives of the Company and a willingness and ability to contribute positively to the decision-making process of the Company. The Nominating Committee met one time during the year ended December 31, 2004.

DIRECTORS' COMPENSATION

     In 2004, each member of the Company's Board of Directors who was not an officer or employee of the Company was paid $1,200 for each board meeting or committee meeting attended, plus expenses, and a $9,000 annual fee payable irrespective of attendance at meetings. In addition, any non-employee director serving as a committee chair was paid a $3,000 annual fee. Non-employee directors of the Company are also eligible to participate in Employers Mutual's Non-Employee Director Stock Option Plan. Under this Plan, directors are granted an option to purchase Common Stock in an amount up to 100 percent of their annual retainer at an option price equal to 75 percent of the fair market value of the Common Stock on the option exercise date. During 2004, one director participated in the plan by exercising options for 601 shares.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the only entity known to the Company which owns beneficially more than five (5) percent of the Company's Common Stock:

                                                                        AMOUNT AND NATURE
TITLE OF                          NAME AND ADDRESS                        OF BENEFICIAL      PERCENT
 CLASS                          OF BENEFICIAL OWNER                         OWNERSHIP        OF CLASS
--------      --------------------------------------------------------  -----------------    --------
Common        Employers Mutual Casualty Company.......................     7,293,069(1)       53.7%
              717 Mulberry Street
              Des Moines, Iowa 50309

---------------

(1) On April 6, 2005, Employers Mutual owned 53.7% of the outstanding Common Stock of the Company. Employers Mutual intends to retain ownership of a majority of the Company's Common Stock in the foreseeable future. This majority stock ownership will give Employers Mutual the right to determine whether or not all of the proposals presented at the Annual Meeting are carried and will enable it to control the election of the Board of Directors of the Company. The Company's operations are integrated with the operations of Employers Mutual and are largely dependent upon a continuing relationship with Employers Mutual. The Company does not anticipate any disruptions in this relationship.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following information is furnished as to the Common Stock of the Company owned beneficially as of April 6, 2005, by each of the Company's directors, director nominees and named executive officers individually and the directors and executive officers of the Company as a group. The information concerning beneficial ownership has been furnished by the persons listed below or was determined by the Company from reports filed by such persons with the Securities and Exchange Commission regarding such ownership.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL     PERCENT
NAME                                                            OWNERSHIP (1)     OF CLASS
----                                                          -----------------   --------
Margaret A. Ball............................................         2,005            *
George C. Carpenter III.....................................         5,490            *
Raymond W. Davis............................................        19,209(2)         *
David J. Fisher.............................................         1,914            *
Ronald W. Jean..............................................        31,008(3)         *
Bruce G. Kelley.............................................       150,403(4)       1.1%
George W. Kochheiser........................................        55,000            *
Raymond A. Michel...........................................         5,000            *
William A. Murray...........................................        34,060(5)         *
David O. Narigon............................................        15,550(6)         *
Fredrick A. Schiek..........................................        14,261            *
Joanne L. Stockdale.........................................            --            *
All Directors and Executive Officers as a Group (21 persons,
  including those listed above).............................       442,295          3.4%

---------------

* Less than one percent

(1) All named holders of the Common Stock listed in this table have sole voting and investment power with respect to the shares held, except as stated otherwise below.

(2) Raymond W. Davis directly owns 13,109 shares of Common Stock and has presently exercisable options to purchase 6,100 shares, which shares are included in the table.

(3) Ronald W. Jean directly owns 11,395 shares of Common Stock and has presently exercisable options to purchase 19,613 shares, which shares are included in the table.

(4) Bruce G. Kelley owns 94,605 shares of Common Stock directly and 26,198 shares indirectly. Of the 26,198 shares indirectly owned, 1,500 are owned by his spouse and 24,698 are owned by his children. In addition, he owns presently exercisable options to purchase 29,600 shares, which shares are included in the table.

(5) William A. Murray directly owns 12,304 shares of Common Stock and has presently exercisable options to purchase 21,756 shares, which shares are included in the table.

(6) David O. Narigon terminated his employment with the Company on March 1,
    2005.

                           COMPENSATION OF MANAGEMENT

     The Company has no employees of its own and, consequently, has no payroll and no employee benefit plans. Approximately 15 employees of Employers Mutual devote a portion of their time performing administrative duties for the Company. The Company's four property and casualty insurance subsidiaries (Dakota Fire Insurance Company, EMCASCO Insurance Company, Farm and City Insurance Company and Illinois EMCASCO Insurance Company) and two subsidiaries and an affiliate of Employers Mutual are parties to reinsurance pooling agreements with Employers Mutual (collectively, the "Pooling Agreement"). The compensation of Employers Mutual's employees during 2004 was shared by the Company's property and casualty insurance subsidiaries in accordance with the terms of the Pooling Agreement. The compensation paid to the employees of Employers Mutual who perform duties for EMC Reinsurance Company and EMC Underwriters, LLC, the other two subsidiaries of the Company, is not allocated to the Pooling Agreement and is charged directly to those subsidiaries. The aggregate participation of the Company's property and casualty insurance subsidiaries in the Pooling Agreement during 2004 was 23.5% and this percentage represents the portion of the compensation expenses described below which were allocated to the Company during the year.

     The following table sets forth information with respect to compensation paid by Employers Mutual to its Chief Executive Officer and the other four most highly compensated executive officers serving as such on December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION(1)
                                              ----------------------------------------
                                                                            SECURITIES
                                                                            UNDERLYING    ALL OTHER
                                                                             OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)     (#)(2)        ($)(3)
---------------------------                   ----   ---------   --------   ----------   ------------
Bruce G. Kelley.............................  2004    584,690         --       6,000        45,858
President & CEO                               2003    507,962    302,890       5,000        39,644
                                              2002    452,388    391,004       4,000        36,379
Ronald W. Jean..............................  2004    315,670         --       5,000        26,973
Executive Vice President                      2003    267,658    147,151       5,000        24,073
for Corporate Development                     2002    240,634    191,799      10,000        20,665
William A. Murray...........................  2004    315,670         --       5,000        31,796
Executive Vice President & COO                2003    266,463    146,494       5,000        22,439
                                              2002    239,475    190,874      10,000        88,330
Raymond W. Davis............................  2004    229,854         --       1,000        20,272
Sr. Vice President & Treasurer                2003    200,704    101,260       1,000        19,396
                                              2002    173,943    127,118       2,000        12,744
David O. Narigon............................  2004    212,946         --       1,000        21,970
Sr. Vice President -- Claims(4)               2003    189,347     95,526       1,000        24,772
                                              2002    169,772    123,980          --         8,688

---------------

(1) Compensation deferred at election of executive includable in category and year earned.

(2) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(3) The amounts shown for all other compensation include employer matching contributions to the Employers Mutual Casualty Company 401(k) Savings Plan (the "401(k) Plan"), employer matching contributions to the Employers Mutual Casualty Company Executive "Non Qualified" Excess Plan, a recognition payment for professional education designation awards, excess group life insurance premiums and professional tax preparation fees. During 2004, contributions to the 401(k) Plan and the Executive "Non Qualified" Excess Plan on behalf of Messrs. Kelley, Jean, Murray, Davis and Narigon were $34,827, $22,173, $22,282, $17,768 and $17,043, respectively. Excess life insurance premiums paid during 2004 on behalf of Messrs. Kelley, Jean, Murray, Davis and Narigon were $1,518, $2,758, $2,639, $1,984 and $977, respectively. Professional tax preparation and financial planning fees paid on behalf of Messrs. Kelley, Murray and Davis were $4,650, $1,350, and $520, respectively. None of the executives received professional education payments. Personal use of company automobiles paid on behalf of Messrs. Kelley, Jean, Murray and Narigon were $2,229, 2,042, 2,984 and $3,950, respectively. Also included are country club memberships dues for Mr. Kelley and Mr. Murray in the amounts of $2,634 and $2,542, respectively. Mr. Murray was reimbursed for moving expenses of $65,643 during 2002.

(4) Mr. Narigon submitted his resignation as an officer of the Company and Employers Mutual effective March 1, 2005.

STOCK OPTIONS

     The following table sets forth details regarding stock options granted to the named executive officers during 2004. In addition, the table shows the hypothetical gain, or "option spread", that would exist for the respective options based on assumed rates of annual compound stock appreciation of five and ten percent over the full term of the options. Employers Mutual grants the stock options which are utilized to purchase the Common Stock of the Company. Upon the exercise of these options, Employers Mutual pays to the Company the spread between the fair market value and the exercise price.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUES BASED ON
                                                                                        ASSUMED RATES OF
                                   NUMBER OF      % OF                                    STOCK PRICE
                                    OPTIONS       TOTAL     EXERCISE                    APPRECIATION(2)
                                    GRANTED      OPTIONS      PRICE      EXPIRATION   --------------------
NAME                                (#)(1)       GRANTED     ($/SH)         DATE       5% ($)     10% ($)
----                             -------------   -------   -----------   ----------   --------   ---------
Bruce G. Kelley................      6,000         8.5        22.28        2/6/14      84,070     213,051
Ronald W. Jean.................      5,000         7.1        22.28        2/6/14      70,059     177,543
William A. Murray..............      5,000         7.1        22.28        2/6/14      70,059     177,543
Raymond W. Davis...............      1,000         1.4        22.28        2/6/14      18,651      35,509
David O. Narigon...............      1,000         1.4        22.28        2/6/14      18,651      35,509

---------------

(1) All stock options granted were at option prices equal to the fair market value of the Common Stock on the date of grant, have a term of ten years and vest at a rate of 20 percent per year commencing in the second year of the term.

(2) The potential realizable values indicated are based on the assumption that the stock price appreciates at the annual rate shown from the date of grant until the expiration date. These numbers do not reflect the historical increase in the price of the stock and do not represent the Company's estimate of future appreciation in the stock price.

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 2004, the realized gains from those exercises, the number of unexercised options held as of December 31, 2004, and the amount of unrealized gains attributed to them on that date.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                       VALUE OF
                                                                     NUMBER OF       UNEXERCISED
                                                                    UNEXERCISED      IN-THE-MONEY
                                                                    OPTIONS AT        OPTIONS AT
                                            SHARES       VALUE      YEAR-END(#)      YEAR END($)
                                          ACQUIRED ON   REALIZED   EXERCISABLE/      EXERCISABLE/
NAME                                      EXERCISE(#)    ($)(1)    UNEXERCISABLE   UNEXERCISABLE(2)
----                                      -----------   --------   -------------   ----------------
Bruce G. Kelley.........................    10,000      138,575    36,600/14,440   372,797/52,528
Ronald W. Jean..........................        --           --    15,669/18,500   143,650/83,545
William A. Murray.......................     5,906       63,088    22,010/21,780   210,590/117,476
Raymond W. Davis........................        --           --     5,300/4,460     51,057/25,438
David O. Narigon........................     5,150       84,504     2,200/3,800     21,601/23,386

---------------

(1) Value realized is the fair market value on the date(s) of exercise less the exercise price(s).

(2) The value of unexercised options is calculated by subtracting the exercise price(s) from the fair market value of the stock at year-end, which was $21.72 per share.

                                RETIREMENT PLANS

DEFINED BENEFIT PLANS

     Employers Mutual sponsors a tax qualified defined benefit plan, the Employers Mutual Casualty Company Retirement Plan (the "Pension Plan"), covering all employees of Employers Mutual and its subsidiaries. Employers Mutual also sponsors a non-qualified defined benefit supplemental retirement plan, the Employers Mutual Casualty Company Supplemental Retirement Plan (the "SRP"), covering certain of its (and its subsidiaries') management and highly compensated employees. The pension plan contains a traditional defined benefit formula pension benefit (based on a combination of average pay and years of service) for certain eligible employees and a cash balance account benefit for all other eligible employees. The SRP applies to both formulas under the pension plan.

                              TRADITIONAL FORMULA

     The table below sets forth the annual retirement benefits at age 65 payable to those executives named in the Summary Compensation Table who are eligible under the traditional defined benefit formula portion of the Pension Plan and the SRP. These plans are described in more detail below. The Assumed Annual Earnings is an average of the five consecutive pay years, out of all pay years, which gives the highest average. The assumed annual earnings shown in the table have been computed to reflect a range adequate to cover the current and future salaries of eligible named executives. Generally, compensation utilized for pension formula purposes (and in the table below) includes salary and annual bonus reported in the Summary Compensation Table. Company contributions received under the 401(k) Plan and the Employers Mutual Casualty Company

Non-Qualified Excess Plan and amounts related to stock options are not included in the calculation of compensation for purposes of the pension benefit. The benefits in the table do take into account any reduction for applicable Social Security retirement benefits.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                      YEARS OF SERVICE CREDITED AT NORMAL RETIREMENT DATE
                                ---------------------------------------------------------------
ASSUMED ANNUAL EARNINGS            15         20         25         30         35         40
-----------------------         --------   --------   --------   --------   --------   --------
    $ 250,000.................  $ 83,482   $105,357   $127,232   $149,107   $170,982   $192,857
       300,000................   100,179    126,429    152,679    178,929    205,179    231,429
       350,000................   116,875    147,500    178,125    208,750    239,375    270,000
       400,000................   133,571    168,571    203,571    238,571    273,571    308,571
       450,000................   150,268    189,643    229,018    268,393    307,768    347,143
       500,000................   166,964    210,714    254,464    298,214    341,964    385,714
       550,000................   183,661    231,786    279,911    328,036    376,161    424,286
       600,000................   200,357    252,857    305,357    357,857    410,357    462,857
       650,000................   217,054    273,929    330,804    387,679    444,554    501,429
       700,000................   233,750    295,000    356,250    417,500    478,750    540,000
       750,000................   250,446    316,071    381,696    447,321    512,946    578,571
       800,000................   267,143    337,143    407,143    477,143    547,143    617,143
       850,000................   283,839    358,214    432,589    506,964    581,339    655,714
       900,000................   300,536    379,286    458,036    536,786    615,536    694,286

PENSION PLAN

     Employees employed prior to January 1, 1989 and who were 50 years old, or older, on January 1, 2000, have their benefits determined under the Pension Plan (a tax qualified noncontributory plan), using a traditional defined benefit formula where benefits are based on a percentage of (a) the employee's average compensation (five consecutive pay years that results in the highest average), or (b) $205,000 for 2004 (the limit set by the Internal Revenue Code of 1986, as amended, (the "Code")), whichever is lower, multiplied by the employee's credited service (maximum of 40 years). The normal form of benefit is a single life annuity with payments guaranteed for 10 years. This is the form of benefit that would be paid under the table shown above. Various joint and survivor annuities, a single life annuity with no term certain, and a single life annuity with various term certain options are also available under the Pension Plan (in addition to a lump sum option). All alternative payment options are the actuarial equivalent of the normal form of benefit. Early retirement can be elected by a participant who has reached age 55. The benefit paid on early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 52% at age 55 to 92% at age 64.

SUPPLEMENTAL RETIREMENT PLAN

     Effective October 1, 2004, Employers Mutual established the SRP, which replaced individual Excess Retirement Benefit Agreements with certain executives and replaced the Employers Mutual Supplemental Executive Retirement Plan for certain executives. Accrued benefits under the replaced plans were assumed under the SRP. The SRP is an unfunded, non-qualified retirement plan maintained to provide additional deferred compensation for a select group of management and highly compensated employees. The SRP provides a benefit to eligible persons whenever 100% of their pension benefits under the Pension Plan are not permitted to be funded or paid through that plan because of limits impose by the Code (limit on compensation that can be taken into account and limit on benefits that can be paid) and/or because of elective deferrals of covered compensation under any non-qualified deferred compensation plan. For those executives eligible under the traditional defined benefit formula in the Pension Plan, the SRP benefit is the benefit as calculated under the formula in the Pension Plan (without regard to compensation or benefit limits), offset by the benefit under the Pension Plan. This accrued benefit under the SRP is calculated as a single life annuity (with 10 years certain) and is converted to an actuarially equivalent lump sum, which is then paid to the executive over a period of years, ranging from one year if the present value of the benefit is less than $50,000 to ten years if the present value of the benefit is $450,000 or greater. However, for purposes of the table shown on page 10, it is assumed that the SRP benefit is paid as a single life annuity (with ten years certain), the same as under the Pension Plan, so that a total equivalent pension at normal retirement can be determined.

ESTIMATED BENEFITS OF NAMED INDIVIDUALS

     The individuals named in the Summary Compensation Table who are participants in the traditional defined benefit portion of the Pension Plan and SRP are Messrs. Jean, Murray and Davis. If each of these individuals had retired on December 31, 2004, the years of credited service and the five-year average compensation used to calculate retirement benefits at age 65 in the table would have been 25 and $305,367 for Mr. Jean, 19 and $303,360 for Mr. Murray, and 25 and $223,695 for Mr. Davis. If each of these individuals retire at age 65, assuming the benefit formula in the Pension Plan does not change, and assuming a 6% annual increase in covered compensation between 2004 and the year each one reaches age 65, the years of credited service at age 65 and the five-year average compensation used to calculate retirement benefits at age 65 would be 35 and $710,719 for Mr. Jean, 25 and $599,314 for Mr. Murray, and 31 and $401,033 for Mr. Davis.

                              CASH BALANCE FORMULA

PENSION PLAN

     Those employees who were not employed prior to January 1, 1989 or who were not at least age 50 on January 1, 2000, have their pension benefit determined under the cash balance formula in the Pension Plan. The benefit earned is expressed in the form of a hypothetical account balance. Benefit credits accrue monthly at a rate between 3.25% and 13.50% of eligible monthly compensation; the rate increases with age. Interest credits are applied annually at the end of each year to the prior year's balance; these credits are based on the yield on 30-year Treasury bonds (as published by the Internal Revenue Service). Although the normal form of benefit is an annuity, the hypothetical account balance is also payable as a lump sum.

SUPPLEMENTAL RETIREMENT PLAN

     As with those executives eligible for the traditional defined benefit formula in the Pension Plan who accrue additional benefits under the SRP, the executives eligible in the cash balance formula under the Pension Plan accrue benefits under the SRP (using a similar hypothetical account balance as under the Pension Plan) to the extent that either compensation or benefits are limited in the Pension Plan by the Code and/or because of elective deferral of covered compensation under any non-qualified deferred compensation plans.

ESTIMATED BENEFITS OF NAMED INDIVIDUALS

     The individuals named in the Summary Compensation Table who are participants in the cash balance formula portion of the Pension Plan and SRP are Messrs. Kelley and Narigon. If Mr. Kelley had retired on December 31, 2004, his hypothetical account balance of $878,272 (combining both the Pension Plan and SRP accounts), based on annuity conversion factors being used for current retirees, would provide a single life annuity with 10 years certain of approximately $155,469 per year beginning at age 65. If Mr. Kelley remains employed and retires at age 65, assuming (1) an interest crediting rate of 5.5% per year, (2) annual compensation credit percentages under the current formula, and (3) annual salary growth of 6% per year to age 65, Mr. Kelley's hypothetical account balance would be approximately $5,389,144 at the end of the year in which he reaches age 65 (2019) and, based on annuity conversion factors being used for current retirees, would provide a single life annuity with 10 years certain of approximately $433,385 per year. Mr. Narigon terminated employment March 1, 2005. Assuming an annual interest crediting rate of 5.5% on Mr. Narigon's January 1, 2005 account balance of $401,835 (combining both the Pension Plan and SRP accounts), his hypothetical account balance would be approximately $764,000 at the end of the year in which he reaches age 65 (2017). Based on annuity conversion factors being used for current retirees, this would provide a single life annuity with 10 years certain of approximately $61,439 per year.

                           DEFINED CONTRIBUTION PLANS

401(K) PLAN

     Employers Mutual also sponsors a tax qualified defined contribution plan, the 401(k) Plan. This plan is available to all employees of Employers Mutual and its subsidiaries. Under the 401(k) Plan, Employers Mutual matches 50% of the first 6% of covered compensation that an employee defers. With the exception of the highly compensated group, the employee participants can make pre-tax deferrals of up to 50% of their covered compensation to this plan (and up to an annual limit under the Code -- for 2004, $13,000 for those under age 50 and $16,000 for those at least age 50).

ENEP

     In 2001, the Executive Non-Qualified Excess Plan (the "ENEP") was created for the highly compensated group who were limited in their 401(k) deferral percentage. This plan allows the highly compensated employees to defer up to 25% of their covered compensation between the 401(k) Plan and the ENEP. Employers Mutual matches 100% of the first 5% of covered compensation deferred under the ENEP for certain officers.

BENEFITS FOR NAMED INDIVIDUALS

     The contributions made by Employers Mutual under the 401(k) Plan and ENEP in 2004 for all the individuals named in the Summary Compensation Table are set forth in footnote (3) to that table.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 2004, there were two occasions when a Form 4 was not filed on a timely basis by Employers Mutual. Employers Mutual sold 1,800,000 shares of the Company's Common Stock in October and 260,542 shares in November. These transactions were made pursuant to the S-1 Registration Statement filed in conjunction with the Company's follow-on stock offering. The Form 4 on these two transactions was filed thirty days and twelve days late, respectively.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The property and casualty insurance operations of the Company are integrated with those of Employers Mutual through the participation in a pooling arrangement. As a result of this operational relationship there are numerous transactions between the Company and the Employers Mutual pool participants that occur on an ongoing basis in the ordinary course of business. Under the terms of the pooling agreement, each company cedes to Employers Mutual all of its insurance business, with the exception of any voluntary reinsurance business assumed from nonaffiliated insurance companies, and assumes from Employers Mutual an amount equal to its participation in the pool. All premiums, losses, settlement expenses and other underwriting and administrative expenses, excluding the voluntary reinsurance business assumed by Employers Mutual from nonaffiliated insurance companies, are prorated among the parties on the basis of participation in the pool. The aggregate participation of the Company's property and casualty insurance subsidiaries is 23.5 percent. Employers Mutual negotiates reinsurance agreements that provide protection to the pool and each of its participants, including protection against losses arising from catastrophic events.

     Premiums assumed by the reinsurance subsidiary from Employers Mutual amounted to $97,637,066 in 2004. It is customary in the reinsurance business for the assuming company to compensate the ceding company for the acquisition expenses incurred in the generation of the business. Commissions paid by the reinsurance subsidiary to Employers Mutual amounted to $20,621,898 in 2004.

     The Company's reinsurance subsidiary pays an annual override commission to Employers Mutual in connection with the $1,500,000 cap on losses assumed per event. The override commission rate is charged at 4.50 percent of written premiums. Total override commission paid to Employers Mutual in 2004 amounted to $4,393,668. Employers Mutual retained losses and settlement expenses under this agreement totaling $11,277,246 in 2004. The reinsurance subsidiary also pays for 100 percent of the outside reinsurance protection Employers Mutual purchases to protect itself from catastrophic losses on the assumed reinsurance business, excluding reinstatement premiums. This cost is recorded as a reduction to the premiums received by the reinsurance subsidiary and amounted to $3,626,833 in 2004.

     Employers Mutual provides various services to all of its subsidiaries and affiliates, including the Company and its subsidiaries. Such services include data processing, claims, financial, legal, actuarial, auditing, marketing and underwriting. Employers Mutual allocates a portion of the cost of these services to the subsidiaries that do not participate in the pooling agreement based upon a number of criteria. The remaining costs are charged to the pooling agreement and each pool participant shares in the total cost in accordance with its pool participation percentage. Costs allocated to the Company by Employers Mutual for services provided to the holding company and its subsidiaries that do not participate in the pooling agreement amounted to $2,300,700 in 2004. Costs allocated to the Company through the operation of the pooling agreement amounted to $73,305,162 in 2004.

     Investment expenses are based on actual expenses incurred by the Company plus an allocation of other investment expenses incurred by Employers Mutual, which is based on a weighted average of total invested assets and number of investment transactions. Investment expenses allocated to the Company by Employers Mutual amounted to $699,807 in 2004. In the third quarter of 2004, subsidiaries of the Company sold $4,447,000 of MCI Communications Corporation bonds to an affiliated company at market value. In addition, a subsidiary of the Company leased office space from an affiliate of Employers Mutual which is used as a branch office. These lease payments amounted to $352,000 in 2004.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock to the NASDAQ Total Return Index for U.S. companies and a published Industry Index, which is the Media General Industry Group 432, over a five-year period beginning December 31, 1999 and ending December 31, 2004. The total stockholder return assumes $100.00 invested at the beginning of the period in the Company's Common Stock, the NASDAQ Market Index and the Industry Index. It also assumes reinvestment of all dividends for the period.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG EMC INSURANCE GROUP INC., NASDAQ MARKET INDEX
                               AND INDUSTRY INDEX

                              (PERFORMANCE GRAPH)

                                            1999      2000     2001     2002     2003     2004
                                           -------   ------   ------   ------   ------   ------
EMC INSURANCE GROUP INC. ................  $100.00   137.43   210.29   226.66   276.74   291.56
INDUSTRY INDEX...........................  $100.00   137.29   117.41    93.17   114.18   122.56
NASDAQ MARKET INDEX......................  $100.00    62.85    50.10    34.95    52.55    56.97

                         EXECUTIVE COMPENSATION REPORT

     This Report has historically been provided by the Senior Executive Compensation and Stock Option Committee of the Board of Directors of Employers Mutual (the "Compensation Committee"), as the executive officers of the Company are employed by Employers Mutual. For 2004, the compensation of the executive officers of the Company was initially determined by the Compensation Committee, with subsequent approval by the full Board of Directors of Employers Mutual. In 2004, the Company's Board of Directors established its own compensation committee (the "Company Compensation Committee") and, commencing in 2005, the Company Compensation Committee will consider and approve the compensation and benefit programs for the Company's Chief Executive Officer and other executive officers and will provide its first report in the Company's 2006 proxy statement.

COMPENSATION PHILOSOPHY

     The philosophy followed in establishing executive officer compensation is to provide a structure that will allow for a level of compensation that is competitive within the insurance industry and, more particularly, with a peer group of companies within the property and casualty insurance industry. That peer group, certain members of which are included in the industry index used in the performance graph appearing on the previous page of this proxy statement, is comprised of companies that are similar in size, have comparable insurance products and that have been identified as the competition with respect to such things as the quality of the products and services provided, and which tend to compete in the same targeted markets as does Employers Mutual. The philosophy also seeks to provide a level of compensation that will attract and retain highly qualified, motivated executive officers who will enhance Employers Mutual's ability to continue its long history of steady growth and financial strength.

EXECUTIVE OFFICER COMPENSATION COMPONENTS

     The compensation of executive officers is provided primarily through the use of three major components, consisting of a base salary, a cash bonus program and stock option awards. Each of these elements is designed to achieve particular results and to award compensation based on measurement of individual and collective executive officer performance.

     BASE SALARIES. In establishing the base salaries of executive officers, the Compensation Committee obtains salary surveys from three industry-recognized sources. From these surveys, salary ranges are established for each executive officer position. An executive officer's salary is then set within that range. The factors considered in placement within the range include the executive officer's contribution to the achievement of identified business objectives, demonstrated leadership skills, overall management effectiveness, length of service and the Chief Executive Officer's report on the overall performance and progress of each executive officer during the past year.

     BONUS PROGRAM. The Employers Mutual Senior Executive Compensation Bonus Program is designed to provide short-term incentives based on annual performance. The program provides that eligible executive officers may receive a cash bonus based on three areas of performance measured against targets established by the Compensation Committee on an annual basis. This program compares consolidated written premium growth to an established goal, growth of consolidated statutory surplus and comparison of the consolidated statutory combined ratio to both a target ratio and the combined ratio experienced in the industry. Each performance standard is weighted in its importance in the bonus formula. The maximum bonuses that may be earned vary by executive officer levels and range from 50 to 65 percent of an executive officer's base salary. Any bonus earned is paid in the following year. In 2004, the established goals of this program were not met, and therefore no cash bonuses were earned by the executive officers.

     STOCK OPTIONS. Long-term incentive compensation opportunities are provided for executive officers through the use of incentive stock option grants. Because of the Pooling Agreement that Employers Mutual has with two of its subsidiaries, an affiliate and four subsidiaries of the Company, the Compensation

Committee believes that superior performance by the executive officers of Employers Mutual has a significant impact on the performance of the Common Stock of the Company, thereby providing long-term appreciation in the value of the options held by the executive officers. Therefore, the Common Stock of the Company is utilized for these option grants. The incentive stock option plan provides that all stock options be granted at option prices equal to the fair market value of the Common Stock on the date of grant. The options have a term of ten years and a vesting period of two, three, four or five years, with options generally becoming exercisable in equal annual cumulative increments. The Compensation Committee has established formal guidelines for granting stock options to eligible executive officers.

     Those guidelines provide for base option award ranges for executive officers based upon their level of authority and responsibility and provide for the granting of discretionary option awards to executive officers based upon such factors as individual performance, attainment of agreed goals and objectives, and other contributions to overall results.

     OTHER COMPENSATION. The executive officers also receive other forms of compensation pursuant to certain plans adopted by Employers Mutual, some of which are generally available to all employees of Employers Mutual (subject to standard eligibility requirements) and some of which are limited to executive officers. Employers Mutual maintains an Executive Non-Qualified Excess Plan
(ENEP) which allows those executive officers whose compensation level limits their deferral percentage under Employers Mutual's defined contribution 401(k) Plan to defer up to 25 percent of their salary between the 401(k) Plan and the ENEP. Employers Mutual matches 100 percent of the first five percent of covered compensation deferred under the ENEP for certain officers. Employers Mutual maintains a program under which an executive can elect to forgo up to 100% of his or her annual bonus in exchange for the right to discounted phantom units of various mutual funds.

     During 2004, Employers Mutual also maintained an Excess Retirement Benefit Agreement and a Supplemental Executive Retirement Plan. These non-qualified supplemental retirement plans restore benefits to eligible executive officers who are prevented from receiving full benefits from Employers Mutual's qualified pension plan because of their deferral of bonus income and the restrictions imposed by the IRS on the amount of covered compensation that can be credited to, and the maximum benefits that can be received from, qualified pension plans.

     Effective October 1, 2004, Employers Mutual established a new Supplemental Retirement Plan. This plan is an unfunded, non-qualified retirement plan maintained primarily for providing additional deferred compensation for a select group of executive officers as designated under the provisions of the Employee Retirement Income Security Act of 1974. This plan replaced the Excess Retirement Benefit Agreement and the Supplemental Executive Retirement Plan identified above. Accrued benefits under the previous plans were transferred to the new Supplemental Retirement Plan. While no payments were made under this plan in 2004, plan benefits began to accrue for the participating executive officers as of the plan's effective date.

     Certain executive officers of the Company may receive other compensation in the form of professional education designation awards, excess group life insurance premiums paid on their behalf and automobile and country club membership allowances. The Compensation Committee considers all of these forms of compensation in its process of setting compensation pursuant to the three components noted above.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For 2004, the Compensation Committee established Mr. Kelley's base salary at $565,200, which was 11% percent higher than his base salary for 2003. Under the terms of the Senior Executive Compensation Bonus

Program, no bonus was earned by Mr. Kelley for 2004. Mr. Kelley was granted a stock option award for 6,000 shares at an option price of $22.28. During 2004, Mr. Kelley received a matching payment under the ENEP of $43,822, and has accrued a retirement benefit of $954,548 from all qualified and non-qualified plans. Mr. Kelley also benefited from premium payments totaling $496 made on his behalf for excess group life insurance. Employers Mutual provided Mr. Kelley with an automobile, a country club membership, and access to financial and tax planning services at a total cost to Employers Mutual of $9,514.

     In establishing the total compensation package for 2004 for Mr. Kelley, the Compensation Committee considered, among other factors, the following:

     - achievement of a low combined ratio compared to that experienced by the industry;

     - significant surplus growth from results of both operations and investment portfolio management;

     - improvements in branch office organization and operation;

     - a loan to the Property Loss Reserve Bureau, which preserved that organization's existence as a resource for Employers Mutual's efficient claims handling activities;

     - the successful affiliation of Employers Mutual's life insurance subsidiary with National Travelers Life Company; and

     - the completion of an asbestos reserve study which provided the basis for maintenance of a consistent level of reserve adequacy.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to a company's chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of our executive officers, including Mr. Kelley, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude our Compensation Committee from awarding compensation in excess of $1.0 million, if it should be warranted in the future. We believe that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Kelley and the other executive officers named in the Summary Compensation Table for 2004.

     The members of the Senior Executive Compensation and Stock Option Committee of Employers Mutual are as follows and hereby submit this Executive Compensation Report.

                                          Blaine A. Briggs -- Chairman
                                          Thomas W. Booth
                                          John C. Burgeson
                                          Gale L. Griffin
                                          Lanning MacFarland, Jr.
                                          Philip T. Van Ekeren

              PROPOSAL TO AMEND THE 2003 EMPLOYERS MUTUAL CASUALTY
           COMPANY INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER
                              OF SHARES AUTHORIZED

     In March 2005, the Boards of Directors of Employers Mutual and the Company approved an amendment to the 2003 Employers Mutual Casualty Company Incentive Stock Option Plan (the "Plan"), subject to the approval of Employers Mutual's policyholders and the Company's stockholders. The policyholders of Employers Mutual approved the amendment to the Plan on March 9, 2005.

     The amendment being submitted for stockholder approval would increase the number of shares of Common Stock reserved for issuance under the Plan from 500,000 to 1,500,000. The Boards of Directors of Employers Mutual and the Company believe that the existing plan has been effective in attracting and retaining executives and key employees for Employers Mutual, the Company and their subsidiaries.

PURPOSE OF THE PLAN

     The purpose of the Plan is to promote the interests of the stockholders of the Company, Employers Mutual, its subsidiaries and its policyholders, and the Company and its subsidiaries, by strengthening the ability of such companies to attract and retain valuable employees by encouraging such employees to acquire or to increase their ownership of the Company's Common Stock, thereby maintaining their personal interest in the continued success and progress of the Company, Employers Mutual and their subsidiaries.

SHARES SUBJECT TO THE PLAN

     The total amount of stock on which options may be granted under the Plan shall not exceed 1,500,000 shares. This number is subject to adjustment to reflect the payment of any stock dividends, a subdivision or combination of shares of stock, a stock split or a reclassification of stock or any merger or consolidation in which the Company is the surviving corporation.

ELIGIBLE EMPLOYEES

     Approximately 86 persons are presently eligible to participate in the Plan, these being key employees and certain officers of Employers Mutual, the Company and their subsidiaries.

ADMINISTRATION OF THE PLAN

     The Senior Executive Compensation and Stock Option Committee (the "Committee") of Employers Mutual's Board of Directors will be the administrator of the Plan and will select the individuals to whom options will be granted and the number of shares of Common Stock for which options will be granted.

     As administrator of the Plan, the Committee has the authority to establish such rules and regulations with respect to the Plan as it deems appropriate and to interpret and implement such rules and regulations. If at any time the Committee consists of any individuals who are eligible to participate in the Plan, all authority to administer the Plan will pass to such other committee as may be appointed by the Board of Employers Mutual.

     The Board of Directors of Employers Mutual may at any time terminate, amend or modify the Plan, provided that no amendment, modification or termination of the Plan may affect any option right previously granted to an optionee under the Plan without the consent of the optionee.

GRANT OF OPTIONS

     Options under the Plan may be granted any time through December 31, 2012. Generally, the Plan provides for the vesting of options commencing one year after the date such option was granted, with vesting in increments of two, three, four or five years. At the discretion of the Committee, options may be granted with terms of two or more years, not to exceed ten years.

     The following table reflects all options granted under the Plan from its inception through April 6, 2005.

                                                               NUMBER OF OPTIONS
2003 INCENTIVE STOCK OPTION PLAN BENEFITS                           GRANTED
-----------------------------------------                      -----------------
NAME AND POSITION
Bruce G. Kelley, President & CEO............................         29,000
Ronald W. Jean, Executive Vice President for Corporate
  Development...............................................         25,000
William A. Murray, Executive Vice President & COO...........         25,000
Raymond W. Davis, Senior Vice President -- Investments &
  Treasurer.................................................          7,000
David O. Narigon, Senior Vice President -- Claims...........          2,000
Executive Officer Group.....................................        142,300
Non-Executive Officer Employee Group........................        288,950

OPTION PRICE

     The option price per share of Common Stock granted under the Plan must not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, fair market value being the mean between the high and low price published in The Wall Street Journal for such date.

     Neither the Company nor Employers Mutual will receive any payment from the optionee at the time the option is granted. Payment for options exercised by an optionee must be made in full in cash or by surrendering to the Company shares of the Company's Common Stock already owned by the optionee at the time of exercise.

SPECIAL PLAN PROVISIONS

     The Plan prohibits grants of incentive stock options to any one employee which would permit the employee to receive options which are exercisable for the first time in any one calendar year which exceed $100,000 in aggregate fair market value, determined as of the date of grant. The Plan does not contain any restriction on the total number of options which may be granted to any one employee under the Plan, although incentive stock options generally may not be granted to any one employee owning more than 10 percent of the combined voting power of such person's employer and its parent and subsidiaries. No individuals possessed such voting power as of April 6, 2005.

     No option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during an optionee's lifetime, options granted to an employee may be exercised only by such employee.

     The Plan has special provisions concerning the exercise of options in the event of the termination of employment, or the death or disability of an optionee, but in no event may options be exercised more than twelve months after the occurrence of any such event.

TAX CONSEQUENCES OF THE PLAN

     The Federal income tax consequences incident to the issuance and exercise of options pursuant to the Plan are as follows: no regular tax consequences result from the grant of an incentive stock option nor from the exercise of an incentive stock option by the optionee. When the stock is sold or exchanged after completion of the holding period (that is, after the stock has been held to a date that is both two years after the date on which the option was granted and one year after the date of exercise of the option), the optionee will recognize, as capital gains income (or loss), the difference between the sale price and the basis of the stock (normally the option price). Neither the Company nor Employers Mutual will receive any deduction with respect to stock acquired pursuant to the exercise of an incentive stock option, except for a disposition prior to the end of the required holding period.

     If the stock acquired through the exercise of an incentive stock option is sold before the end of the required holding period, the optionee would recognize, as compensation, the amount of the spread between the option price and the fair market value of the stock at the time of the exercise of the option. This compensation income is then added to the stock basis in determining the gain or loss on the sale. The amount which the optionee recognizes as income is deductible by the participating company as compensation and will be allocated among the Company and Employers Mutual and its subsidiaries and affiliates in the same manner as any other deduction. Although the exercise of an incentive stock option does not result in taxable income, the spread between the option price and the fair market value at the time of exercise is an item of tax preference for alternative minimum tax purposes.

STOCKHOLDER APPROVAL

     Any increase in the maximum number of shares available under the Plan will be conditional upon the subsequent approval by the stockholders.

     The following table presents information regarding all of the Employers Mutual's equity compensation plans as of April 6, 2005.

                                                                                     NUMBER OF
                                                                                     SECURITIES
                                                                                     REMAINING
                                                                                   AVAILABLE FOR
                                              NUMBER OF                           FUTURE ISSUANCE
                                          SECURITIES TO BE                          UNDER EQUITY
                                             ISSUED UPON      WEIGHTED-AVERAGE      COMPENSATION
                                             EXERCISE OF      EXERCISE PRICE OF   PLANS (EXCLUDING
                                             OUTSTANDING         OUTSTANDING         SECURITIES
                                          OPTIONS, WARRANTS   OPTIONS, WARRANTS     REFLECTED IN
                                             AND RIGHTS          AND RIGHTS          COLUMN (A)
PLAN CATEGORY                                    (A)                 (B)                (C)
-------------                             -----------------   -----------------   ----------------
Equity compensation plans approved by
  security holders......................       798,792             $16.12              62,950
Equity compensation plans not approved
  by security holders...................            --                N/A                 N/A
Total...................................       798,792             $16.12              62,950
                                               =======             ======              ======

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2003 EMPLOYERS MUTUAL CASUALTY COMPANY INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED.

                             AUDIT COMMITTEE REPORT

     As reported earlier, the Audit Committee of the Board of Directors is composed of three members. All members of the Audit Committee are independent under NASDAQ Corporate Governance Rules and SEC Rules. The Audit Committee's responsibilities are described in a written charter. A copy of the Audit Committee's written charter may be obtained on the Company's website at www.EMCInsurance.com.

     Management is responsible for the internal controls and financial reporting processes of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report to the Company's stockholders and Board of Directors on the results of this audit. The Committee's responsibility is to monitor and oversee these processes.

     At each of its eight meetings during calendar year 2004, the Committee met and held discussions with management and Ernst & Young LLP, independent auditors for the Company. Two of these meetings included sessions at which management was not present. The Committee discussed with Ernst & Young the results of its examination of the consolidated financial statements and its assessment of the overall quality of the Company's financial reporting controls.

     Management represented to the Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Committee reviewed and discussed the consolidated financial statements with management and Ernst & Young. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) issued by and as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed with Ernst & Young that firm's independence. The Committee determined that the non-audit services provided by Ernst & Young during the 2004 calendar year are compatible with maintaining its independence.

     Based on the Committee's discussions with management and Ernst & Young, the Committee's review of the representations of management, and the report of Ernst & Young to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2004. The Committee also has recommended that the shareholders ratify the Committee's selection of Ernst & Young as independent auditors for calendar year 2005.

                                          AUDIT COMMITTEE
                                          David J. Fisher, Chairman
                                          George C. Carpenter III
                                          Joanne L. Stockdale

     The following table sets forth the fees for professional audit services rendered by Ernst & Young for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Ernst & Young during 2004 and 2003.

                                            2004       2003
                                          --------   --------
Audit Fees(1)...........................  $328,743   $142,127
Audit Related Fees(2)...................     1,116     27,979
Tax Fees(3).............................    36,001     18,426
All Other Fees(4).......................       862      6,057
                                          --------   --------
Total Fees..............................  $366,722   $194,589
                                          ========   ========

---------------

Notes:

(1) Audit fees consist of fees for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with the statutory and regulatory filings or engagements. The audit fees reported for 2004 include $156,420 paid to Ernst & Young in connection with the Company's public offering of stock and the preparation of the related S-1 Registration Statement.

(2) Audit-related fees consisted primarily of services related to either internal control related matters or services regarding financial and accounting reporting standards for matters not addressed during the audit.

(3) Tax fees consist of fees for tax advisory and compliance services for the Company and Employers Mutual's employee benefit plans.

(4) All other fees consist of fees for all other services other than those reported above.
---------------

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed with regard to each particular service and its related fees. In addition, the Audit Committee may pre-approve any services not anticipated or services whose costs exceed the previously pre-approved amounts. In addition, the Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee, who has the authority to pre-approve any services not anticipated or services whose costs exceed previously pre-approved amounts, provided all pre-approval decisions made by the Chairman are reported to the Audit Committee at its next meeting.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP (E&Y) audited the financial statements of the Company for the year ended December 31, 2004. The Board of Directors has selected E&Y as auditors for the fiscal year ending December 31, 2005 and the stockholders are asked to ratify that selection. During 2004, in connection with its audit function, E&Y provided services to the Company which included the examination of the annual consolidated financial statements, assistance with requirements of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and advisory services regarding various financial and accounting matters.

     A representative of E&Y will be present at the Annual Meeting. The auditor's representative will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     We are asking our stockholders to ratify the selection of E&Y as our independent auditor. Although this ratification is not required by current laws, rules and regulations, or the Company's By-Laws, Audit Committee Charter or otherwise, the Board of Directors is submitting the selection of E&Y to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF DIRECTION TO THE COMPANY.

                                 OTHER MATTERS

     The Board, in addition to the Company's Code of Corporate Conduct, has adopted a Code of Ethics applicable to the Company's senior financial officers, including the Company's Chief Executive Officer, Chief Financial Officer, Treasurer, and principal accounting officer or controller, or persons performing similar functions. The Company's Code of Ethics for senior financial officers is available on the Company's website at www.EMCInsurance.com.

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
           AND STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2006 Annual Meeting of Stockholders must be received by the Company no later than December 17, 2005. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year, the securities so held must have a market value of at least $2,000 and the securities must be held on the date of the meeting. Any such proposal will be included in the Proxy Statement for the 2006 Annual Meeting if the rules of the Securities and Exchange Commission are satisfied with respect to the timing and form of such proposal, and if the content of such stockholder proposal is determined by the Company to be appropriate under the rules promulgated by the Securities and Exchange Commission.

     The Board has implemented a process whereby stockholders may send communications directly to the Board's attention. Any stockholder wanting to communicate with the Board, or one or more specific members thereof, should send his or her written communication to the Office of the General Counsel, EMC Insurance Group Inc., P.O. Box 712, Des Moines, Iowa 50303. The General Counsel of the Company has been instructed by the Board to screen such communications for validation and then promptly forward all such communications to the specified addressee thereof.

April 18, 2005.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DONALD D. KLEMME, Secretary

                            EMC INSURANCE GROUP INC.
                             PROXY FOR COMMON STOCK
                  ANNUAL MEETING OF STOCKHOLDERS-MAY 26, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bruce G. Kelley and George W. Kochheiser, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of stock of EMC Insurance Group Inc. held of record by the undersigned on April 6, 2005 at the Annual Meeting of Stockholders to be held on May 26, 2005 or any adjournment thereof.

        1. ELECTION OF DIRECTORS    [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
                             (except as marked to the contrary below)         to vote for all nominees listed below

Margaret A. Ball, George C. Carpenter III, David J. Fisher, Bruce G. Kelley, George W. Kochheiser, Raymond A. Michel,
Fredrick A. Schiek, Joanne L. Stockdale

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that name on the space provided below.)

------------------------------------------------------------------------------------------------------------------------

        2. PROPOSAL TO AMEND EMPLOYERS MUTUAL CASUALTY COMPANY'S 2003 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER
        OF SHARES SUBJECT THERETO.

                                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

        3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

        4. OTHER BUSINESS in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                   Please sign exactly as your name appears.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATE:                                 ,2005.
                                        --------------------------------

                                   ---------------------------------------------
                                   Signature

                                   ---------------------------------------------
                                   Signature if held jointly

                                   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                   CARD PROMPTLY. USING THE ENCLOSED ENVELOPE.